Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:14 PM 01/25/2010
FILED 01:54 PM 01/25/2010
SRV 100068485 – 4753418 FILE

CERTIFICATE OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HDT INTERNATIONAL HOLDINGS, INC.

*  *  *  *

Adopted in accordance with the provisions

of Section 242 and Section 245 of the

General Corporation Law of the State of Delaware

*  *  *  *

The undersigned, on behalf of HDT International Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on November 13, 2009 (the “Certificate of Incorporation”).

SECOND: The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

THIRD: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate”).

FOURTH: That the stockholders of the Corporation, pursuant to written consent, approved and adopted the Amended and Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 25th day of January, 2010.

HDT INTERNATIONAL HOLDINGS, INC.

By:	/s/ Jeffrey M. Siegal
Name:	Jeffrey M. Siegal
Title:	President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HDT INTERNATIONAL HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is HDT International Holdings, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington DE 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware.

ARTICLE FOUR

Part A. AUTHORIZED CAPITAL STOCK

The total number of shares of capital stock which the Corporation has authority to issue is 25,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”, and each share of Common Stock is sometimes referred to herein as a “Common Share”).

In addition to any other consent or approval which may be required pursuant to this Certificate of Incorporation, no amendment or waiver of any provision of this Part A. shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock. For purposes of votes on amendments and waivers to this Part A., each share of the Common Stock shall be entitled to one vote. The number of authorized shares of

Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

Part B. COMMON STOCK

Except as otherwise provided in this Part B. or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

Section 1. Voting Rights. Except as otherwise provided in this Part B. or as otherwise required by applicable law, the holders of the Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s shareholders.

Section 2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

Section 3. Liquidation. The holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

Section 4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Common Shares represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Common Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Such issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of

Common Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 6. Amendment and Waiver. No amendment or waiver of any provision of this Part B. shall be effective without the prior consent of the holders of a majority of the then outstanding shares of the Common Stock. For purposes of votes on amendments and waivers to this Part B., each share of Common Stock shall be entitled to one vote.

ARTICLE FIVE

Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

ARTICLE SIX

The Board of Directors shall have the power to adopt, amend or repeal bylaws, except as may be otherwise be provided in the bylaws.

ARTICLE SEVEN

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE EIGHT

Part A. NATURE OF INDEMNITY.

Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person (or a Person of whom such Person is the legal representative) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so under the General Corporation

Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including out of pocket attorneys’ fees actually and reasonably incurred by such Person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Part B. of this Article Eight, the Corporation shall indemnify any such Person seeking indemnification in connection with a proceeding initiated by such Person only if such proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Part B. and Part C. Section 3. of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such Proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees, fiduciaries and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Part B. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Any indemnification of a director or officer of the Corporation under Part A. of this Article Eight or advance of expenses under Part C. Section 3. of this Article Eight shall be made promptly, and in any event within 30 days of the written request of such Person. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within 30 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the claiming director or officer in any court of competent jurisdiction. Such Person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because such claimant has met the applicable standard of conduct set forth under the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Part C. GENERAL.

Section 1. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 2. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any Person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred such Person in any such capacity, whether or not the Corporation would have the power to indemnify such Person against such liability under this Article Eight.

Section 3. Expenses. Expenses incurred by any Person described in Part A. of this Article Eight in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding’s final disposition (unless otherwise determined by the Board of Directors) only upon receipt of an undertaking by or on behalf of such claiming Person to repay such amount if it shall ultimately be determined that such claiming Person is not entitled to be indemnified by the Corporation.

Section 4. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees, fiduciaries or agents of the Corporation, or who are or were serving at the request of the Corporation as employees, fiduciaries, or agents of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 6. Merger or Consolidation. For purposes of this Article Eight, references to “the Corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries or agents, so that any Person who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving entity as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7. Definitions. For purposes of this Certificate of Incorporation, the capitalized term “Person” shall mean an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

ARTICLE NINE

Part A. CERTAIN ACKNOWLEDGMENTS.

In recognition and anticipation that: (i) certain direct or indirect shareholders of the Corporation (collectively, the “Funds”) are investment funds, the purpose of which is to make investments in multiple business enterprises, (ii) the respective partners, principals, directors, officers, members, managers and/or employees of each Fund or of such Fund’s general partner or an affiliate thereof (such Persons, “Fund Persons”) may serve as directors and/or officers of the Corporation and (iii) any Fund or Fund Person may from time to time become aware of and may invest in or have interests in other concerns that engage in similar activities or related lines of business as those in which the Corporation may engage and/or other business activities that overlap with or may compete with those in which the Corporation may engage, the provisions of this Article Nine are set forth to arrange the conduct of certain affairs of the Corporation and each Fund as they may involve any Fund or Fund Person.

Part B. COMPETITION AND CORPORATE OPPORTUNITIES.

No Fund or any Fund Person shall have any duty to refrain from engaging directly or indirectly in business activities or lines of business that are similar to or compete with those in which the Corporation engage. In the event that any Fund Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for either Fund or any such Fund Person and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and neither such Fund Person nor the Fund with whom such Fund Person is associated shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another Person.

Part C. GENERAL.

Section 1. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article Nine, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or legally able to undertake or is contractually prohibited from undertaking, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 2. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3 % of the voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article Nine.

Section 3. Deemed Notice. Any Person purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Nine.

ARTICLE TEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred by this Certificate of Incorporation upon any Person are granted subject to such reservation.